UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway,	N.E., Atlanta,	Georgia	30328
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class B common stock, par value $0.01 per share	UPS	New York Stock Exchange

1% Senior Notes due 2028	UPS28	New York Stock Exchange

1.500% Senior Notes due 2032	UPS32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Shareowners (the “Meeting”) of United Parcel Service, Inc. (the “Company”) held on May 7, 2026, the Company’s shareowners approved the United Parcel Service, Inc. 2026 Omnibus Incentive Compensation Plan (the “Plan”). The Plan is a stock and cash-based incentive plan and includes provisions by which the Company may grant selected employees, directors, consultants, agents or other persons who render valuable services to the Company or a subsidiary or affiliate of the Company, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units, shares or cash awards. The Plan is more fully described in the Company’s Definitive Proxy Statement for the Meeting. This description of the Plan is qualified in its entirety by reference to the Plan, which is incorporated herein by reference from Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Meeting, the following matters were submitted to a vote of the shareholders.

Election of Directors:

Votes regarding the election of twelve director nominees for a term expiring at the Company’s 2027 annual meeting of shareholders, or until their earlier resignation, removal or retirement, were as follows:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Rodney Adkins	913,924,557	101,651,795	25,668,079	138,298,865
Eva Boratto	915,470,777	98,612,242	27,161,412	138,298,865
Kevin Clark	920,730,875	90,134,699	30,378,857	138,298,865
Wayne Hewett	921,002,012	93,082,797	27,159,622	138,298,865
Angela Hwang	920,299,940	93,864,068	27,080,423	138,298,865
William Johnson	772,320,239	241,975,935	26,948,257	138,298,865
Franck Moison	915,447,737	98,185,692	27,611,002	138,298,865
John Morikis	922,893,354	90,611,501	27,739,576	138,298,865
Christiana Smith Shi	905,468,346	108,005,210	27,770,875	138,298,865
Russell Stokes	920,844,432	92,524,993	27,875,006	138,298,865
Carol B. Tomé	867,039,453	146,069,149	28,135,829	138,298,865
Kevin Warsh	907,503,783	107,582,964	26,157,684	138,298,865
Under the Company’s Bylaws, each of the director nominees was elected.

Approval of Named Executive Officer Compensation:
Votes regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
870,170,397	151,229,847	19,844,187	138,298,865
The proposal passed.
Approval of the Company’s 2026 Omnibus Incentive Compensation Plan:
Votes regarding the approval of the 2026 Omnibus Incentive Compensation Plan were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
907,050,699	111,886,661	22,307,071	138,298,865

The proposal passed.
Ratification of Independent Registered Public Accounting Firm:
Votes regarding the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026 were as follows:

FOR	AGAINST	ABSTAIN
1,106,770,802	61,974,035	10,798,459
The proposal passed.

Shareowner Proposals:

Votes on a shareowner proposal to take steps to reduce the voting power of UPS class A stock from 10 votes per share to one vote per share were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
418,305,353	614,820,130	8,118,948	138,298,865
The proposal did not pass.
Votes on a shareowner proposal requesting the engagement of a third-party to audit and prepare an additional report on the impacts of UPS operations affecting black, indigenous and people of color and low-income communities were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,294,873	919,377,221	16,572,337	138,298,865

The proposal did not pass.

Votes on a shareowner proposal requesting preparation of an additional report describing the alignment of UPS operations and investments with its carbon neutrality goals were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
126,172,442	899,920,207	15,151,782	138,298,865
The proposal did not pass.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1
United Parcel Service, Inc. 2026 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex A to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 19, 2026 (Commission File No. 001-15451))

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	May 11, 2026	By:	/s/ Norman M. Brothers, Jr.
Name: Norman M. Brothers, Jr.
Title: Executive Vice President, Chief Legal and Compliance Officer